Amendment to the 10% Convertible Promissory Note

This Amendment to the 10% Convertible Promissory Note dated November 12, 2004 between Global IT Holdings, Inc. (f/k/a High Road International, Inc.) (“Global”) and Catherine Allen (“Allen”), as assigned to Advantage Fund I, LLC (“Advantage”) on May 25, 2005, is hereby amended as follows:

RECITALS:

A. WHEREAS, the parties entered into a 10% Convertible Promissory Note dated November 12, 2004, (“Note”), which was subsequently assigned to Advantage on May 25, 2005, whereby Global agreed to pay the principal sum of $50,000 plus interest as set forth in the Note on or before May 31, 2005.

B. WHEREAS, the parties to the Agreement desire to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and other valuable consideration, the receipt of which is acknowledged, the parties to this Agreement agree as follows:

1.
Conversion of Debenture into Common Stock: The parties agree to amend this Note to increase the amount of shares that the balance of the Note may be converted into to 800,000,000 shares of common stock, and to extend the due date for payment on the balance of the note until May 31, 2006.

2.
Consideration: In consideration for the extension of the due date set for above, Global hereby agrees that the balance of the Note as of the date of this Amendment shall be converted into 800,000,000 shares of common stock, at the option of the noteholder.

3.	Full Force of Agreement: All representations, covenants and warranties as well as all other conditions and obligations set forth in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of August 22, 2005.

ATTEST:	GLOBAL IT HOLDINGS, INC.

CRAIG PRESS, Vice-President

ATTEST:	ADVANTAGE FUND I, LLC

ALYCE SCHREIBER, President

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of August 22, 2005.

ATTEST:	GLOBAL IT HOLDINGS, INC.

CRAIG PRESS, Vice-President

ATTEST:	ADVANTAGE FUND I, LLC

ALYCE SCHREIBER, President